Exhibit 3.138
Page 1 of 26 Industry Canada Industrie Canada Certificate Cerdficate of Amendment de modification Canada Business Loi canadienne sur Corporations Act les sociétés par actions DOPACO CANADA, INC. 048604-3 Name of corporation-Denomination de la société Corporation number-Numéro de la société I hereby certify that the articles of the above-named corporation were amended: Je certifie que les statuts de la société susmentionnée ont été modifies: a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; a) en vertu de Particle 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint; b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares; ☐ b) en vertu de Particle 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions; c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; c) en vertu de Particle 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes; d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization; d) en vertu de Particle 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes; August 28, 2005 / le 28 aout 2005 Richard G. Shaw Date of Amendment — Date de modification Director — Directeur

Industry Canada Industrie Canada ELECTRONIC TRANSACTION REPORT RAPPORT DE LA TRANSACTION ELECTRONIQUE Canada Business Corporations Act Loi canadienne surles sociétés par actions ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) CLAUSES MODIFICATRICES (ARTICLES 27 OU 177) Processing Type — Mode de tratement : E-Commerce/Commorce-E 1. Name of Corporation — Denomination de la société 2. Corporation No. — No de la société DOPACO CANADA, INC. 048604-3 3. The articles of the above-named corporation art amended as follows: Les statuts de la societe mentionnée ci-dessus sont modifies de la facon suivante: Section 2 of the Articles of Incorporation of the Corporation is amended in order to provide that the place in Canada where the registered office will be located shall be: Province of Ontario Date Name -Nom Signature Capacity of — en qualité 2O05-08-24 MIRANDA MELFI /s/ [ILLEGIBLE] DIRIGEANT AUTORISE Page 1 of 1

Certificate of Incorporation Certificat de constitution Canada Business Loi sur les sociétés Corporation Act commerciales canadiennes DOPACO CANADA, INC. 48604 Name of Corporation — Denomination de la societe Number — Numero I hereby certify that the above mentioned Corporation, the Articles of Incorporation of which are attached, was incorporated under the Canada Business Corporations Act. Je certifie par les présentes que la societe mentionnée ci-haut, dont les statuts constituttits sont joints, a été constituee en société en vertu de la Loi sur les sociétés comrnerciales canadiennes. Director — Directour March 24, 1980 Date of incorporation — Dale de constitution

CANADA BUSINESS CORPORATIONS ACT LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES CORPORATIONS ACT COMMERCIALES CANADIENNES FORM 1 FORMULE 1 ARTICLES OF INCORPORATION STATUTS CONSTITUTIFS (SECTION6) (ARTICLE 6) - Name of Corporation Dènomination de la sociètè DOPACO CANADA, INC. - The place in Canada where the registered office is to be situated Lieu au Canada ou doit ètre situe le siège social Orangeville, Ontario - The classes and any maximum number of shares that the corporation is authorized to issue Catègoriesèt lout nombre maximal d’actions que la sociètè) est autorisèe à èmettre An unlimited number of common shares - Restrictions it any on share transfers Restrictions sur le transfert des actions. s’il a lieu The annexed Schedule 1 is incorporated in this form. - Number (or minimum and maximum number) of directors Nombre (ou nombre minimum et maximum) d’administraleurs Minimum 1 — Maximum 7 - Restrictions it any on business the corporation may carry on Limites imposèès quant aux activites commerciates que la sociè-lè peut exploiter, s’il y a lieu. None - Other provisions if any Autres dispositions s’il y a lieu The annexed Schedule 2 is incoporated in this form - Incorporators Fondateurs Names - Noms Address(includepostal code) Adresse (inclure le code postal) Signature Donald M. Hendy 40 du Rhone, Apt. 706 St. Lambert, Quebec [ILLEGEBLE] OR DEPARTMENTAL USE ONLY A L’USAGE DU MINISTERE SEULEMENT Corporation No. — No de la societè 48604 I Filed — Deposèe March 31, 1980

SCHEDULE 1
     4.1 No shares of the capital stock of the Corporation shall be transferred without the approval of the directors evidenced by resolution of the board, provided that approval of any transfer of shares may be given as aforesaid after the transfer has been effected upon the books of the Corporation in which event, unless the said resolution stipulates otherwise, the said transfer shall be valid and shall take effect as from the date of its entry upon the books of the Corporation.

SCHEDULE 2
     7.1 The number of shareholders of the Corporation shall be limited to fifty (50), not including persons who are in the employment of the Corporation and persons, who, having been formerly in the employment of the Corporation, were while in that employment and have continued after the termination of that employment to be shareholders of the Corporation, two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder.
     7.2 Any invitation to the public to subscribe for any securities of the Corporation shall be prohibited.
     7.3 The directors of the Corporation may from time to time without authorization from the shareholders:
     7.3.1 borrow money upon the credit of the Corporation;
     7.3.2 limit or increase the amount to be borrowed;
     7.3.3 issue, reissue, sell or pledge debt obligations of the Corporation for such sums and at such prices as may be deemed expedient;
     7.3.4 subject to section 42, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and
     7.3.5 mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.